EXHIBIT 99.2

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Unaudited Pro Forma Combined Balance Sheet as of December 31, 2003
Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 2003
Notes to Unaudited Pro Forma Combined Financial Statements

VALERO ENERGY CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Aruba acquisition as described in Valero’s Form 8-K filed on March 9, 2004. Certain historical balance sheet and income statement amounts of Aruba have been reclassified to conform to the financial statement presentation of Valero. Valero’s historical income statement for the year ended December 31, 2003 has been adjusted on a pro forma basis to reflect the Orion acquisition and related financing, which were completed on July 1, 2003, as if they had occurred on January 1, 2003. For additional information on this transaction, see Valero’s Current Report on Form 8-K/A filed on September 18, 2003 and Valero’s Annual Report on Form 10-K for the year ended December 31, 2003. The unaudited pro forma combined balance sheet as of December 31, 2003 is presented as if the Aruba acquisition had occurred on that date. The unaudited pro forma combined statement of income for the year ended December 31, 2003 assumes that the Aruba acquisition occurred on January 1, 2003. The purchase price for the Aruba acquisition has been allocated to the assets acquired and liabilities assumed based on estimated fair values, pending the completion of an independent appraisal and other evaluations. The purchase price related to working capital which is reflected in the pro forma combined balance sheet is based on Aruba working capital amounts, excluding affiliate balances, as of December 31, 2003.

The unaudited pro forma combined financial statements should be read in conjunction with (i) the historical consolidated financial statements of Valero included in its Annual Report on Form 10-K for the year ended December 31, 2003 and (ii) the historical combined financial statements of the El Paso Aruba Refining Business included in this Form 8-K/A. The unaudited pro forma combined financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Aruba acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or financial results in the future. The pro forma adjustments, as described in the Notes to Pro Forma Combined Financial Statements, are based upon available information and certain assumptions that Valero’s management believes are reasonable.

VALERO ENERGY CORPORATION
PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2003
(Millions of Dollars)
(Unaudited)

	Valero	Aruba	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined
ASSETS
Current assets:
Cash and temporary cash investments	$369.2	$14.9	$(14.9)	(a	)	$224.1
			54.9	(b	)
			(200.0)	(b	)
Restricted cash	43.7	40.0	(40.0)	(a	)	43.7
Receivables, net	1,327.7	133.8	(133.8)	(a	)	1,461.5
			133.8	(b	)
Receivables from affiliates	—	28.1	(28.1)	(a	)	—
Inventories	1,913.1	156.8	(156.8)	(a	)	2,069.9
			156.8	(b	)
Prepaid expenses and other	163.6	1.6	(1.6)	(a	)	165.2
			1.6	(b	)

Total current assets	3,817.3	375.2	(228.1)			3,964.4

Property, plant and equipment, at cost	9,748.1	1,594.3	(1,594.3)	(a	)	10,217.1
			469.0	(b	)
Accumulated depreciation	(1,553.0)	(250.6)	250.6	(a	)	(1,553.0)

Property, plant and equipment, net	8,195.1	1,343.7	(874.7)			8,664.1

Intangible assets, net	320.2	—	—			320.2
Goodwill	2,401.7	—	—			2,401.7
Investment in Valero L.P.	264.5	—	—			264.5
Deferred charges and other assets, net	665.4	126.6	(126.6)	(a	)	665.4

Total assets	$15,664.2	$1,845.5	$(1,229.4)			$16,280.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$—	$—	$0.4	(b	)	$0.4
Accounts payable	2,288.2	148.5	(148.5)	(a	)	2,436.7
			148.5	(b	)
Accounts payable and other current liabilities – affiliates	—	110.2	(110.2)	(a	)	—
Accrued expenses	355.6	22.3	(22.3)	(a	)	377.9
			22.3	(b	)
Notes payable to affiliates	—	661.8	(661.8)	(a	)	—
Taxes other than income taxes	364.8	—	—			364.8
Income taxes payable	55.7	—	—			55.7

Total current liabilities	3,064.3	942.8	(771.6)			3,235.5

Long-term debt, less current portion	4,239.1	373.6	(373.6)	(a	)	4,274.9
			35.8	(b	)

Capital lease obligations, less current portion	6.0	—	3.2	(b	)	9.2

Deferred income tax liabilities	1,604.6	—	—			1,604.6

Other long-term liabilities	1,015.0	6.2	(6.2)	(a	)	1,015.0

Stockholders’ equity:
Preferred stock	200.5	—	—			200.5
Common stock	1.2	—	0.1	(b	)	1.3
Additional paid-in capital	3,922.6	—	405.8	(b	)	4,328.4
Treasury stock, at cost	(41.4)	—	—			(41.4)
Retained earnings	1,482.7	—	—			1,482.7
Accumulated other comprehensive income	169.6	—	—			169.6
Owner’s net investment	—	522.9	(522.9)	(a	)	—

Total stockholders’ equity	5,735.2	522.9	(117.0)			6,141.1

Total liabilities and stockholders’ equity	$15,664.2	$1,845.5	$(1,229.4)			$16,280.3

See Notes to Pro Forma Combined Financial Statements.

VALERO ENERGY CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
(Millions of Dollars, Except Per Share Amounts)
(Unaudited)

	Valero
	Historical
	As	Aruba	Pro Forma			Pro Forma
	Adjusted (h)	Historical	Adjustments			Combined
Operating revenues	$39,035.3	$1,983.8	$—			$41,019.1
Business interruption insurance income	—	46.0	—			46.0

Total revenues	39,035.3	2,029.8	—			41,065.1

Costs and expenses:
Cost of sales and refining operating expenses	36,361.7	2,071.5	—			38,433.2
Retail selling expenses	693.6	—	—			693.6
Administrative expenses	317.3	—	—			317.3
Depreciation and amortization expense	517.4	28.4	(28.4)	(c	)	538.5
			21.1	(c	)
Impairment charge	—	52.7	—			52.7
Reorganization expenses	3.3	—	—			3.3

Total costs and expenses	37,893.3	2,152.6	(7.3)			40,038.6

Operating income (loss)	1,142.0	(122.8)	7.3			1,026.5
Equity in earnings of Valero L.P.	29.8	—	—			29.8
Other income (expense), net	15.3	(1.6)	(0.5)	(d	)	13.2
Interest and debt expense:
Incurred	(287.6)	(30.6)	30.6	(d	)	(288.7)
			(1.1)	(e	)
Capitalized	26.3	—	—			26.3
Minority interest in net income of Valero L.P.	(2.4)	—	—			(2.4)
Distributions on preferred securities of subsidiary trusts	(16.8)	—	—			(16.8)

Income (loss) before income tax expense	906.6	(155.0)	36.3			787.9
Income tax expense	337.1	1.3	—	(f	)	338.4

Net income (loss)	569.5	(156.3)	36.3			449.5
Preferred stock dividends	10.5	—	—			10.5

Net income applicable to common stock	$559.0	$(156.3)	$36.3			$439.0

Earnings per common share	$4.87					$3.58
Weighted average common shares outstanding (in millions)	114.9	—	7.8	(g	)	122.7

Earnings per common share – assuming dilution	$4.57					$3.39
Weighted average common equivalent shares outstanding (in millions)	124.7	—	7.8	(g	)	132.5

Dividends per common share	$0.42					$0.42

See Notes to Pro Forma Combined Financial Statements.

VALERO ENERGY CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

(a)	To reverse the historical cost of the individual assets and liabilities of Aruba, and the offsetting owner’s net investment.

(b)	To reflect the allocation of the purchase price, including $0.4 million of transaction costs incurred in the acquisition, to the assets acquired and liabilities assumed. The purchase of $176.3 million of working capital reflected below is based on the working capital of Aruba, excluding affiliate balances, as of December 31, 2003. The working capital acquired on March 5, 2004 was approximately $162 million based on estimated amounts at closing of the acquisition, subject to adjustment as set out in the purchase agreement. Restricted cash as of December 31, 2003 related to deposits for letters of credit under a credit agreement that was terminated upon the purchase by Valero, and therefore is reflected as unrestricted cash below. Affiliate receivable and payable balances of Aruba, as well as approximately $370 million of Aruba's long-term debt, were settled prior to Valero's acquisition on March 5, 2004, and therefore no value was assigned to such assets and liabilities in the purchase price allocation below. The purchase price allocation shown below is preliminary and is based on estimated fair values, pending the completion of an independent appraisal and other evaluations (in millions):

Cash	$54.9
Receivables	133.8
Inventories	156.8
Prepaid expenses and other	1.6
Property, plant and equipment	469.0
Current portion of capital lease obligations	(0.4)
Accounts payable	(148.5)
Accrued expenses	(22.3)
Capital lease obligations, less current portion	(3.2)

Total purchase price	641.7
Less cash acquired	(54.9)

Total purchase price, net of cash acquired	$586.8

The total purchase price consisted of: (1) the sale of 7.8 million shares of Valero common stock for net proceeds of $405.9 million, (2) $35.8 million of borrowings under existing bank credit facilities and (3) available cash of $200 million.

Management does not expect to allocate any of the purchase price to identifiable intangible assets. Management believes that customer contracts have limited value since they are generally short-term in nature, while the licenses, intellectual property, etc. that were acquired in connection with the Aruba refinery generally were either legally restricted from sale or transfer or had useful lives similar to the associated assets. The results of the pending appraisal, however, may reflect a value for certain identifiable intangible assets, but if so, such amounts are not expected to be material. Management also does not expect that any goodwill or non-amortizable intangible assets will be recognized.

(c)	To adjust historical depreciation expense to reflect depreciation expense using an overall blended estimated life of 20 years, 10% salvage value, based on the portion of the acquisition cost allocated to property, plant and equipment.

(d)	To reverse historical net interest expense incurred as well as historical interest income earned by Aruba.

(e)	To record interest expense on $35.8 million of debt incurred to fund a portion of the Aruba acquisition and interest expense related to a capital lease obligation assumed in the acquisition. A 1% increase in the assumed interest rate would result in a $0.4 million increase in interest expense.

(f)	No pro forma adjustment is reflected for income tax expense since effectively all of the pro forma adjustments relate to the refinery operations, which are non-taxable through December 31, 2011.

(g)	To reflect a public offering of 7.8 million shares of common stock as of January 1, 2003 to fund a significant portion of the Aruba acquisition.

(h)	Valero’s historical statement of income for the year ended December 31, 2003 has been adjusted on a pro forma basis to reflect the Orion acquisition and related financing, which were completed on July 1, 2003, as if they had occurred on January 1, 2003. For additional information on this transaction, see Valero’s Current Report on Form 8-K/A filed on September 18, 2003 and Valero’s Annual Report on Form 10-K for the year ended December 31, 2003.